                                                                       Exhibit B



THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THIS DOCUMENT AND THE INDEBTEDNESS OR OTHER OBLIGATION DESCRIBED HEREIN OR EVIDENCED HEREBY IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT DATED AS OF OCTOBER 31, 1996 BY AND AMONG FIND/SVP, INC., FIND/SVP PUBLISHED PRODUCTS, INC., FURMAN SELZ SBIC, L.P. AND STATE STREET BANK AND TRUST COMPANY.

No. 1                                                  Certificate for 1 Warrant

                                 FIND/SVP, INC.
                           Stock Subscription Warrant

Warrant to Subscribe                                            October 31, 1996
for 900,000 shares


                           Void After October 31, 2006

                  THIS CERTIFIES that, for value received, FURMAN SELZ SBIC, L.P., a Delaware limited partnership, or its registered assigns, is entitled to subscribe for and purchase from FIND/SVP, INC., a New York corporation (hereinafter called the "Corporation"), at the price of $2.25 per share (such price as from time to time adjusted as hereinafter provided being hereinafter called the "Warrant Price"), at any time prior to October 31, 2006, up to 900,000 (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of Common Stock, par value $.0001 per share, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant was issued pursuant to a certain Note and Warrant Purchase Agreement, dated as of October 31, 1996 (the "Purchase Agreement"), among the Corporation, certain subsidiaries of the Corporation, and Furman Selz SBIC, L.P. ("FS"), and the rights and benefits contained therein shall inure to the benefit of all subsequent holders of this Warrant. The Warrants issued pursuant to the Purchase Agreement and any warrant or warrants subsequently issued upon exchange or transfer thereof are hereinafter collectively called the "Warrants."

                  Section 1.  Exercise of Warrant.

                  (a) Method of Exercise. The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and as further provided below in this Section l:

                  (i) Cash Exercise. By payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased;

                  (ii) Surrender of Notes. By surrender to the Corporation for cancellation of Initial Notes, Mandatory Notes or Option Notes (as each such term is defined in the Purchase Agreement), or of any portion of an Initial Note, a Mandatory Note or an Option Note, for which credit shall be given toward the Warrant Price for each share being acquired on a dollar-for-dollar basis with reference to the principal amount cancelled;

                  (iii) Net Issue Exercise. If no Initial Notes, Mandatory Notes or Option Notes (as those terms are defined in the Purchase Agreement) are outstanding, by an election to receive shares the aggregate fair market value of which as of the date of exercise is equal to the fair market value of this Warrant (or the portion thereof being cancelled) on such date, in which event the Corporation, upon receipt of notice of such election, shall issue to the holder hereof a number of shares of the Corporation's Common Stock equal to (A) the number of shares of Common Stock acquirable upon exercise of all or any portion of this Warrant being cancelled, as at such date, multiplied by (B) the balance remaining after deducting (x) the Warrant Price, as in effect on such date, from (y) the fair market value of one share of the Corporation's Common Stock as at such date and dividing the result by (C) the fair market value of one share of the Corporation's Common Stock as at such date; or

                  (iv) Combined Payment Method. By satisfaction of the Warrant Price for each share being acquired in any combination of two or more of the methods described in clauses (i), (ii) and (iii) above.

                  (b) Definition of Fair Market Value. For the purposes of this
Section 1, "fair market value" shall mean, as to any security, as follows: if that security is listed or admitted to trading on one or more national securities exchanges, the average of the last reported sales prices per share regular way or, in case no such reported sales takes place on any such day, the average of the last reported bid and asked prices per share regular way, in either case on the principal national securities exchange on which that security is listed or admitted to trading, for the 60 trading days immediately preceding the date upon which



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the fair market value is determined (the "Determination Date"); if that security is not listed or admitted to trading on a national securities exchange but is quoted by the NASDAQ Stock Market ("NASDAQ"), the average of the last reported sales prices per share regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted by NASDAQ, the average for each such day of the last reported bid and asked prices per share, for the 60 trading days immediately preceding the Determination Date as furnished by the National Quotation Bureau Incorporated or any similar successor organization; and if that security is not listed or admitted to trading on a national securities exchange or quoted by NASDAQ or any other nationally recognized quotation service, the "fair market value" shall be the fair value thereof determined jointly by the Corporation and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants; provided, however, that if such parties are unable to reach agreement within 60 days after such determination becomes necessary, the "fair market value" shall equal the fair market value of all outstanding shares of Common Stock of the Corporation divided by the number of shares of Common Stock outstanding, such fair market value to be determined in good faith by an independent investment banking firm selected jointly by the Corporation and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. The fees and expenses of any such investment banking firm shall be shared and paid equally by the Corporation and the holder(s) of such Warrants who have required valuation. Anything in this paragraph (b) to the contrary notwithstanding, the fair market value of this Warrant or any portion thereof as of any Determination Date shall be equal to (i) the fair market value of the shares of Common Stock issuable upon exercise of this Warrant (or such portion thereof), (determined in accordance with the foregoing provisions of this paragraph (b)); minus (ii) the aggregate Warrant Exercise Price of the Warrant (or such portion thereof).

                  (c) Delivery of Certificates, Etc. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued



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to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                  Section 2.  Put Right; Subordination.

                           (a)      Put Right for Warrants.  If for ten of the
twelve months immediately preceding October 31, 2001, the Common Stock does not have a daily average trading volume of at least 25,000 shares, as reported each day in The Wall Street Journal (or other national business publication) and any Warrants remain outstanding, then the holders of the Warrants shall have the option (the "Put Right") commencing on October 31, 2001 and expiring on December 31, 2001 (the "Put Period") to sell to the Corporation, and the Corporation shall have the obligation to purchase, any or all outstanding Warrants, at a price equal to the fair market value of the Warrants (as such term is defined in Section 1(b) hereof) (the "Put Payment Amount"). To exercise its Put Right, such holder shall notify the Corporation in writing during the Put Period of its intention to exercise such Put Right. Within ten days following delivery of such Notice, a closing shall take place; at such closing such holder shall surrender the Warrants with respect to which the Put Right has been exercised, and the Corporation shall pay to such holder one-third (1/3) of the Put Payment Amount in cash, and the remainder of the Put Payment Amount shall be paid in two equal installments on each of the first and second anniversary of such closing, plus interest at the annual rate of 10%, payable at the time of each installment.

                           (b)      Subordination.  (i) The obligation of the
Corporation to pay the Put Payment Amount, shall be subordinate and junior in right of payment to the extent set forth in the following paragraphs (A), (B) and (C) to all Senior Debt. As used herein, "Senior Debt" means the principal of, premium, if any, and interest (including post-petition interest at the contract rate in any bankruptcy, insolvency or similar proceeding with respect to the Corporation) on, and other amounts payable on or in connection with indebtedness for money borrowed by the Corporation, whether or not outstanding on the date or this Note, from, or capital lease obligations payable to, any bank or other financial institution regularly engaged in the business of making



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loans or extending credit; provided, that Senior Debt shall not include any such indebtedness or capital lease obligations which (i) is guaranteed by any other entity or person (other than a subsidiary of the Corporation); (ii) is convertible into equity of the Corporation or any subsidiary of the Corporation (a "Subsidiary") or which was purchased from the Corporation or any Subsidiary by such bank or financial institution along with capital stock, warrants or other rights to receive an equity interest, profit participation or similar rights in the Corporation or such Subsidiary; or (iii) provides in any documentation evidencing such indebtedness or capital lease obligation that such indebtedness or capital lease obligation is not superior in right of payment to the Put Payment Amount.

                  (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its respective creditors or property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full, before any payment on account of the Put Payment Amount.

                  (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Warrant shall be paid or delivered directly to the holders of Senior Debt for application in payment thereof, unless and until all Senior Debt shall have been paid in full.

                  (C) In the event (1) the Corporation shall default under any Senior Debt obligation and the effect of such default is to accelerate the maturity of such obligation, (2) the Corporation shall default under any Senior Debt obligation and as a result thereof the holder thereof shall cause such obligation to become due prior to the stated maturity thereof, (3) the Corporation shall not pay a Senior Debt obligation at maturity or (4) the Corporation shall not make any payment of principal or interest under any document evidencing Senior Debt when due, then upon the occurrence of receipt by the holder of this Warrant of written notice from the holder of such Senior Debt, no such payment may be made by the Corporation upon or in respect of the Put Payment Amount for the period (the "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated earlier by written notice to the holder



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         hereof from the holder of such Senior Debt commencing the Payment
         Blockage Period). Notwithstanding anything herein to the contrary, in no event shall a Payment Blockage Period extend beyond 179 days from the date the Put Payment Amount was due. Not more than one Payment Blockage Period with respect to the Put Payment Amount may be commenced during any period of 360 consecutive days. For all purposes of this
         Section 2(b)(i)(C), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holder of such Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 30 consecutive days.

                  (ii) Subject to the payment in full of all Senior Debt as aforesaid, the holder of this Warrant shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Debt, until the Put Payment Amount has been paid or the Put Period shall have expired and no Put Right shall have been exercised, and, as between the Corporation, its creditors other than the holders of Senior Debt, and the holders of this Warrant, no such payment or distribution made to the holders of Senior Debt by virtue of this Section 2(b) which otherwise would have been made to the holder of this Warrant shall be deemed a payment by the Corporation on account of the Senior Debt, it being understood that the provisions of this Section 2(b) are and are intended solely for the purposes of defining the relative rights of the holder of this Warrant, on the one hand, and the holders of the Senior Debt, on the other hand. Subject to the rights, if any, under this Section 2(b) of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Warrant, nothing herein shall either impair, as between the Corporation and the holder of this Warrant, the obligations of the Corporation, which are unconditional and absolute, to pay to the holder hereof the Put Payment Amount in accordance with the terms and provisions of this Warrant or prevent the holder of this Warrant from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

                  (iii) Notwithstanding any provision contained herein to the contrary, the obligation to pay the Put Payment Amount shall not (i) be subordinated to claims of any trade creditors of the Corporation or (ii) be subordinated in right of payment to the payment of any existing or future debt of the



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Corporation which is not Senior Debt; but rather shall rank equally with all existing and future unsecured debt of the Corporation except for such debt as may be subordinate thereto.

                  Section 3. Early Expiration of Warrants. If (a) after the date hereof the Corporation completes a firm underwritten secondary public offering at a price to public of $7.00 or more per share of Common Stock, and gross proceeds to the Corporation therefrom equals or exceeds $20 million, and (b) within 60 days after the closing of the sale of such shares, the Corporation notifies the holder of this Warrant in writing that the Warrants will expire at 5:00 p.m. NY time on the 60th day after such holder's receipt of such notice then this Warrant shall expire at such time.

                  Section 4.   Adjustment of Warrant Price and Number of
Shares.

                           (a) In General. The number of shares of Common Stock
for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Corporation shall give the Holder hereof notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

                           (b) Dividends, Subdivisions, Combinations and
Issuances. In the event that the Corporation subsequent to the date of issuance hereof shall:

                           (i) declare a dividend upon, or make any distribution
in respect of, any of its stock, payable in Common Stock, securities convertible or exchangeable into Common Stock ("Convertible Securities") or rights to purchase Common Stock ("Stock Purchase Rights"), or

                           (ii) subdivide its outstanding shares of Common Stock
into a larger number of shares of Common Stock, or

                           (iii) combine its outstanding shares of Common Stock
into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event (assuming the conversion of all Convertible Securities or exercise in full of



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Stock Purchase Rights, as the case may be, at the time of issuance of such
Convertible Securities or Stock Purchase Rights by the record holder thereof) and (ii) the Warrant Price shall be adjusted to equal the Warrant Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment and the denominator of which shall be the number of shares for which this Warrant is exercisable immediately after such adjustment.


                           (c) Readjustment of Warrant Price. In the event the
rate at which any Convertible Securities which are issued pursuant to Section 4(b)(i) above are convertible into or exchangeable for additional shares of Common Stock shall change, the Warrant Price and the number of shares of Common Stock for which this Warrant may be exercised in effect at the time of such event shall forthwith be readjusted to the Warrant Price and number of shares of Common Stock which would have been in effect at such time had such Convertible Securities provided for such conversion rate at the time initially issued. On the expiration of any such Stock Purchase Rights not exercised or of any such right to convert or exchange under any such Convertible Securities not exercised, (i) the Warrant Price then in effect hereunder shall forthwith be increased to the Warrant Price which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued, and (ii) the number of shares of Common Stock for which this Warrant may be exercised then in effect hereunder shall forthwith be decreased to the number of shares of Common Stock which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Warrant Price pursuant to this Subsection (c) shall have the effect of increasing the Warrant Price by an amount in excess of the adjustment originally made to the Warrant Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities.

                           (d) No Adjustments under Certain Circumstances.
Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Warrant Price in the case of:

                           (i) the issuance of shares of Common Stock upon the
exercise in whole or part of the Warrants issued pursuant to the Purchase Agreement; or

                           (ii) the declaration of a dividend on or the
distribution in respect of any of its Stock, payable in



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Convertible Securities or Stock Purchase Rights if at the time of such declaration or distribution such Convertible Securities or Stock Purchase Rights are issued to all of the holders of the Warrant based upon the number of shares of Common Stock for which this Warrant is exercisable at the time of such declaration or distribution; provided, however, that such Convertible Securities may not be converted and such Stock Purchase Rights may not be exercised until the right to purchase shares of Common Stock on which such Convertible Securities or Stock Purchase Rights were issued is exercised pursuant to the terms of this Warrant.

                           (e) Record Date. In case the Corporation shall take a
record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Stock Purchase Rights or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Stock Purchase Rights or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (f) Reorganization, Reclassification, Consolidation,
Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation, merger or share exchange of the Corporation with another corporation, trust, limited liability company, any form of partnership or any other business entity, or the sale, lease, abandonment, transfer or other disposal of all or substantially all of its assets to another corporation, trust, limited liability company, any form of partnership or any other business entity, or the sale of all or substantially all of the Outstanding Common Stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of this Warrant, the kind and amount of shares of stock, securities or assets (including cash) as may be issued or payable upon such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of outstanding shares of such Common Stock ("Successor Securities") equal to the number of shares of such stock immediately theretofore so receivable upon the exercise of this Warrant had such reorganization,



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reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or any sale of all or substantially all of its assets of properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets or the issuer of the Successor Securities, if other than such successor corporation, shall assume, by written instrument executed and mailed or delivered to the holder of this Warrant (in form satisfactory to such holder) at the last address of such holder appearing on the books of the Corporation, (i) the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive and (ii) all of the obligations of the Corporation with respect to any Registration Rights Agreement between any holder of this Warrant and the Corporation including the Registration Rights Agreement contemplated by the Purchase Agreement and attached thereto as Exhibit C.

                           (g) Notice of Adjustment. Upon any adjustment of the
Warrant Price, then and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of the Warrants at the address of such holder as shown on the books of the Corporation, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                           (h) Certain Events. If any event occurs as to which
in the opinion of the Board of Directors of the Corporation the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of this Warrant, in accordance with the essential intent and principles of such provisions to protect against dilution, then such Board of Directors shall in good faith make an adjustment in the application of such provisions, in



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accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid.

                           (i) Stock to Be Reserved. The Corporation will at all
times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

                           (j) Issue Tax. The issuance of certificates for
shares of Common Stock upon exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any holder of the Warrants.

                           (k) Closing of Books. The Corporation will at no time
close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                           (l) Definition of Common Stock. As used herein the
term "Common Stock" shall mean and include the Common Stock, par value $.0001 per share, of the Corporation as authorized on the date hereof and also any capital stock of any class of the



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Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, par value $.0001 per share, of the Corporation on the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Corporation and, in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  Section 5.  Notices of Record Dates.  In the event of

                  (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

                  (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then and in each such event the Corporation will give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation,



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merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholders, if either is required.

                  Section 6. Registration Rights. The rights of the holder hereof with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock issuable upon the exercise of this Warrant are set forth in the Registration Rights Agreement, dated as of October 31, 1996, between the Corporation and FS.

                  Section 7. No Stockholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

                  Section 8. Investment Representation and Legend. The holder, by acceptance of the Warrant, represents and warrants to the Corporation that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that the Corporation may affix upon this Warrant the following legend:

                  "This Warrant has been issued in reliance upon the representation of the holder that it has been acquired for investment purposes and not with a view towards the resale or other distribution thereof. Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended."

The holder, by acceptance of this Warrant, further agrees that the Corporation may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

                  "The securities represented by this certificate have been issued in reliance upon the representation of the holder that they have been acquired for investment and not with a view toward the resale or other distribution thereof, and have not been registered under the Securities Act of

         1933, as amended. Neither the securities evidenced hereby, nor any interest therein, may be offered, sold, transferred, encumbered or otherwise disposed of unless either (i) there is an effective registration statement under said Act relating thereto or (ii) the Corporation has received an opinion of counsel, reasonably satisfactory in form and substance to the Corporation, stating that such registration is not required."

                  Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

                  Section 10. Undertakings. Upon any issuance of shares of Common Stock upon exercise of this Warrant, it shall be the Corporation's responsibility to comply with the requirements of: (1) the Securities Act of 1933, as amended; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Corporation, in connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Warrant holder will give: (i) assurances in writing, satisfactory to the Corporation, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (ii) sufficient information, in writing, to enable the Corporation to rely on exemptions from the registration or qualification requirements of applicable laws with respect to such exercise, and (iii) its cooperation to the Corporation in connection with such compliance.

                  Section 11. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the holder to such holder at the address shown on such holder's Warrant or Warrant Shares or at such other address as shall have been furnished to the Corporation by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Corporation at such address as shall have been furnished to the holder by notice from the Corporation.

                  IN WITNESS WHEREOF, Find/SVP, Inc. has executed this Warrant on and as of the day and year first above written.

                                                     FIND/SVP, INC.



                                                     By  /S/ Andrew P. Garvin
                                                         --------------------

                             SUBSCRIPTION AGREEMENT



To:

Dated:

                  The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase __________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor (at the price per share provided by such Warrant [in cash] [by surrender of Initial Notes, Mandatory Notes or Option Notes (as each such term is defined in the Note and Warrant Purchase Agreement, dated as of October 31, 1996 between the Corporation, Furman Selz SBIC, L.P. [as provided in Section 1(a)(iii) of such Warrant].



                                              Signature ________________________

                                              __________________________________

                                              Address __________________________

                                              __________________________________






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